Exhibit 10.2

                        INCENTIVE STOCK OPTION AGREEMENT
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      THIS INCENTIVE STOCK OPTION AGREEMENT is made as of May 19, 2006 between
TERABEAM, INC., a corporation organized under the laws of the State of Delaware (hereinafter called the "Corporation"), and Pankaj Manglik (hereinafter referred to as the "Employee").

      WHEREAS, the Employee is in the employ of the Corporation or one of its affiliates and the Corporation considers it desirable and in its best interests to encourage the Employee as an eligible employee under its 2004 Stock Plan (the "Plan") to remain in such employ and to motivate the Employee to exert the Employee's best efforts on behalf of the Corporation and its affiliates;

      NOW, THEREFORE, it is agreed as follows:

      1. Grant of Option. The Corporation hereby grants to the Employee as of
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the date of this Agreement ("Date of Grant") the right, privilege and option to
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purchase not more than ____________________________ shares (the "Grant Number")
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of the Common Stock of the Corporation, par value $.01 per share, as constituted on the date of this Agreement pursuant to the terms, provisions and conditions of the Plan which is incorporated herein and made a part hereof by reference as if fully set forth herein at length and subject to the terms, provisions and conditions set forth below.

      2. Option Price. The option price per share of Common Stock as constituted
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on the date of this Agreement, as determined in accordance with the Plan, shall be $__________ per share.

      3. Time of Exercise; Acceleration. This option will vest as to eight and
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one-third percent (8.33%) of the Grant Number on July 1, 2006 and then as to eight and one-third percent (8.33%) of the Grant Number on the first day of each January, April, July, and October thereafter until the option has vested in full (the day on which any options are scheduled to vest under this Agreement is referred to in this Agreement as a "Vesting Date"); provided, however, that upon
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the event of (i) the completion of a merger or consolidation of the Corporation with any other entity (other than a merger or consolidation which would result in the shareholders of the Corporation immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity (or its parent) outstanding immediately after such merger or consolidation), (ii) the sale of substantially all of the Corporation's assets to another entity, or (iii) the sale of more than 50% of the outstanding capital stock of the Corporation to an unrelated person or group of persons acting collectively in one or a series of transactions, fifty percent (50%) of the unvested options that would have vested on each Vesting Date (rounded down to the nearest whole number if necessary) will be immediately vested. Notwithstanding the foregoing sentence, (a) the number of options that will vest on each Vesting Date, if other than a whole number, will be rounded

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down to the nearest whole number and (b) any fractional options resulting from the preceding clause will vest on the twelfth Vesting Date.

      Only vested stock options may be exercised. This option may be exercised in whole or in part as to shares which have vested for not in excess of the difference between (i) the total number of shares then vested and (ii) the total number of shares as to which the option has been previously exercised. No partial exercise of this option within any year may be for less than 100 shares (or the remaining shares purchasable under this option if less than 100 shares).

      4. Method of Exercise. This option shall be exercisable from time to time
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as provided above by written notice in the form of Exhibit "A", signed by the person entitled to exercise the option, setting forth in terms of shares of Stock as constituted on the date of this Agreement, the number of shares as to which this option is being exercised. Such notice shall be delivered to the Corporation at its principal place of business or as otherwise directed by the Corporation and be accompanied by the purchase price. Alternatively, the person entitled to exercise the option may exercise the option and pay the purchase price by any other method that may be authorized by the Corporation from time to time. The Corporation shall make prompt delivery of the shares of Stock as to which the option is exercised against payment of the purchase price; provided, however, that if any law or regulation requires the Corporation to take any action with respect to the Stock before the issuance thereof, then the date of delivery of the Stock shall be extended for the period necessary to take such action.

      5. Further Limitations on Exercise.
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         A. Termination of Employment.
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            (i) If Employee's employment with or service to the Corporation terminates other than by reason of death or Disability, (a) no further vesting of this option will occur subsequent to the date of termination, and (b) this option will terminate on the date three months after the date of termination or on the option's specified expiration date, if earlier. Nothing in this Agreement will be deemed to give the Employee the right to continued employment with the Corporation.

            (ii) If Employee's employment or other service to the Corporation is terminated due to the Employee's death or Disability, this option may be exercised, up to that portion of the option which the Employee could have exercised on the date of death or Disability, by the Employee, or in the case of death, the Employee's estate, personal representative or any beneficiary who has acquired the option by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of this option or one year after the Employee's death or Disability.

         B. Condition to Exercise. As a condition of the Corporation's
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obligation to issue Stock upon exercise of this option, the Employee or other person entitled to exercise this option must, at the time of exercise, be subject to and bound by an agreement not to compete in favor of the Corporation, either in an employment agreement or in a separate document reasonably acceptable to the Corporation.

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         C. Payment. The option price shall be paid as follows: (i) by check,
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and/or (ii) to the extent the Stock is publicly traded, by delivery to the
Corporation by the Employee of Stock already owned by such Employee, properly endorsed and having a fair market value equal to the purchase price (if permitted by the Corporation) and/or (iii) in any other manner permitted by the Corporation from time to time. For purposes of this Section 5(C), the market value of such stock to be delivered to the Corporation in payment of the option price shall be determined in accordance with the Plan.

         D. Non-Transferability. This option is not transferable by the
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Employee, except by will or by laws of descent and distribution, and is exercisable during the Employee's lifetime only by the Employee.

         E. Adjustment. If a dividend is declared upon the Stock payable in
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Stock, then the shares of Stock then subject to this option (and the number of shares reserved for issuance) shall be increased proportionately without any change in the aggregate purchase price. If the outstanding Stock is changed into or exchanged for a different number or class of shares of stock of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then (i) there shall be substituted for each such share of Stock then subject to this option (and for each share reserved for issuance) the number and class of shares of Stock into which each outstanding share of Stock is so changed or exchanged, all without any change in the aggregate purchase price for the shares then subject to this option and (ii) the vesting schedule set forth in Section 3 above shall also be adjusted proportionately to reflect the impact of such reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation.

         F. Withholding Taxes. Whenever under this Agreement Stock is to be
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issued, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy federal, state and local withholding tax requirements prior to delivery of any certificate or certificates representing the Stock.

      6. Stock Ownership. An optionee shall be entitled to the privilege of
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stock ownership only as to such shares of Stock as are issued upon exercise of this option.

      7. Requirements of Law. The granting of this option and issuance of shares
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of Stock upon the exercise of this option, and the Corporation's obligations relating thereto, shall be subject to compliance with all of the applicable requirements of law with respect to the granting of this option and issuance and sale of such shares (including, without limitation, having an effective registration statement relating to such shares in force with the Securities and Exchange Commission). The Corporation shall not be required to take any action pursuant to this Agreement that would violate any applicable federal, state, local, or foreign law or require the Corporation to qualify to do business in, obtain any certifications or approvals from, or make any filings with any state, local, or foreign jurisdiction.

      8. Expiration Date. This option and all rights granted in this Agreement
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shall, in all events, expire five (5) years from the Date of Grant.

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      9. Legend. The Employee hereby agrees that the stock certificates
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delivered upon exercise of this option may bear a legend or legends in the form designated by the Corporation to ensure compliance with legal or contractual restrictions.

      10. Definitions. Unless otherwise defined in this Agreement, the terms
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used in this Agreement shall have the same meanings as in the Plan. The term
"Stock" shall mean shares of Common Stock of the Corporation as constituted on the date of this Agreement and such other stock as shall be substituted therefor or issued thereon as provided in Section 5(E) above or as shall be substituted for or issued upon or in exchange for Stock issued pursuant to the options.

      11. Disposition of Stock. The Employee acknowledges that the "incentive
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stock option" rules set forth in Section 422 of the Internal Revenue Code of
1986, as amended, will not be applicable to any Stock issued to the Employee pursuant to this Agreement if such Stock is disposed of either within two (2) years of the Date of Grant or within one (1) year of the issuance of such Stock to the Employee. The Employee shall give the Corporation prompt notice of a Disqualifying Disposition.

      12. Notices. All notices under this Agreement shall be sufficient if in
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writing and delivered in hand or mailed, registered or certified mail, postage prepaid, and addressed to the Corporation at TERABEAM, INC., 2115 O'Nel Drive, San Jose, CA 95131, Attn: Chief Financial Officer or to the Employee at the most recent address of the Employee set forth in the personnel records of the Corporation. Either party may change the address to which notices shall be delivered by like notice given at least ten (10) days before the effective date of such change of address.

      13. Binding Effect. This Agreement shall be binding upon and inure to the
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benefit of the Corporation, its successors and assigns, and the Employee, his legal representatives, heirs, legatees and assigns.

      14. Governing Law. This Agreement shall be governed by and construed in
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accordance with the internal laws of the State of Delaware, U.S.A.

      15. Possible Changed Terms due to Employment Agreement. The Employee is
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party to an employment agreement with the Corporation. That employment agreement may provide for different vesting provisions or post-termination exercise provisions than this Agreement. Any applicable provisions in the employment agreement shall take priority over the terms of this Agreement.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

TERABEAM, INC.                                 Employee


By:
   ------------------------------              ------------------------------
Name:                                          Pankaj Manglik
Title:


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                                    EXHIBIT A
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                                                     ---------------------------
                                                                (date)
TERABEAM, INC.
2115 O'Nel Drive
San Jose, CA  95131

Ladies and Gentlemen:

      I wish to exercise my option to purchase ____________ shares of common stock, par value $.01 per share (the "Securities") at a price of $__________ per
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share pursuant to the Incentive Stock Option Agreement dated as of May 19, 2006
(the "Agreement") under the Corporation's 2004 Stock Plan.
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Check one of the following boxes:

[_] I enclose herewith my check for $_____________________ (the exercise amount).

[_] I am paying the exercise price by the following means which has been approved by the Corporation:
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----------------------------------------------------------------------------.

      I understand that at the time of exercise of this option, I must be subject to and bound by an agreement not to compete in favor of the Corporation, either in an employment agreement or in a separate document reasonably acceptable to the Corporation.

      I further agree that I will not make any sales or other transfers or dispositions of the securities covered by this letter during the time period following the closing of any public offering by the Corporation of its securities requested by the underwriter or, in the absence of such request, ninety (90) days.

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                                             Very truly yours,


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Employee Social Security Number              Employee Signature (on line above)
                                             Employee Name (printed):____________________

                                                 Address to which certificates are to be sent
Employee's Home Address:                         (complete ONLY if different than home address):


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